UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2013

ADEPT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27122	94-2900635
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

5960 Inglewood Drive Pleasanton, CA	94588
(Address of principal executive offices)	(Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

Letter Agreement with Holders of Series A Preferred Stock

On March 27, 2013, Adept Technology, Inc. (“Adept” or the “Company”) entered into a letter agreement (the “Letter Agreement”) with the holders of Adept’s Series A Convertible Preferred Stock (the “Preferred Stock”).  Pursuant to the Letter Agreement, the parties agreed to amend the Registration Rights Agreement, dated as of September 5, 2012, to extend the deadline for the filing of the registration statement registering the resale of the shares of the Company’s common stock issuable upon conversion of, or payable as dividends in respect of, the Preferred Stock.  In consideration for the foregoing, Adept agreed to waive and defer certain rights of the Company related to the Preferred Stock for a period of time equal to the number of days between the original deadline for the registration statement filing and the actual date of such filing (the “Deferral Period”). Specifically, Adept has agreed that it will waive and not exercise its rights to effect the mandatory conversion, or to redeem certain installment amounts, of shares of Preferred Stock for a number of days equal to the Deferral Period after the date it would otherwise be entitled to exercise such respective rights pursuant to the Company’s Certificate of Designations, Privileges and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”).  Adept also agreed to waive its right to the adjustment of the multiple of the Preferred Stock conversion price required to be met by Adept’s common stock to effect the mandatory conversion and installment redemption rights for a number of days equal to the Deferral Period.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement which is attached as an exhibit to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Vice President, Business Development and Managing Director of Europe

On March 27, 2013, Mr. Joachim Melis tendered his resignation from service as Vice President, Business Development and Managing Director of Europe.  Mr. Melis’s executive resignation is effective immediately, but he will continue to assist Adept as Managing Director of Adept Technology GmbH for a period of 6 months in connection with the transition of his role.

(e) Compensatory Arrangements

On March 25, 2013, the Adept Board of Directors approved the cash bonus arrangements for Mr. Rob Cain, Adept’s President and Chief Executive Officer, as contemplated in Mr. Cain’s Offer Letter dated February 22, 2013.  The total amount of cash bonus payable is $50,000 subject to certain performance criteria including Adept cash level, strategic/operating plan, key employee retention and training performance criteria, the achievement of which is to be determined by the Compensation Committee of the Board of Directors.  To the extent such criteria are met, bonus amounts are expected to be paid in the first and second quarters of fiscal 2014.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement which is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
4.1	Letter Agreement by and between the Company and affiliates of Hale Capital Partners, LP, dated as of March 27, 2013
10.1*	Rob Cain CEO Bonus Arrangement

* Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.
Date: March 29, 2013	By: /s/ Michael Schradle Michael Schradle Senior Vice President of Finance and Chief Financial Officer